Exhibit 5.1

Faegre Baker Daniels LLP

2200 Wells Fargo Center ▼ 90 South Seventh Street

Minneapolis ▼ Minnesota 55402-3901

Main +1 612 766 7000

Fax +1 612 766 1600

June 22, 2018

Northern Oil and Gas, Inc.

601 Carlson Parkway, Suite 900

Minnetonka, MN 55305

Ladies and Gentlemen:

We have acted as counsel for Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate initial offering price of up to $500,000,000:

(i)	common stock, par value $0.001 per share, of the Company (the “Common Stock”), issuable directly, including as a component of Units (as defined below), or in exchange for or upon conversion of Debt Securities (as defined below) or Preferred Stock (as defined below) or upon exercise of Warrants (as defined below) or pursuant to Purchase Contracts (as defined below);

(ii)	preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), issuable directly, including as a component of Units, or in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts;

(iii)	fractional shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), issuable directly, including as a component of Units, or in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts;

(iv)	unsecured senior debt securities of the Company, issuable directly, including as a component of Units, or upon exercise of Warrants or pursuant to Purchase Contracts (the “Senior Debt Securities”);

(v)	unsecured subordinated debt securities of the Company, issuable directly, including as a component of Units, or upon exercise of Warrants or pursuant to Purchase Contracts (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”);

(vi)	purchase contracts for the purchase of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”), issuable directly, including as a component of Units;

(vii)	warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities of the Company (the “Warrants”), issuable directly, including as a component of Units; and

(viii)	units consisting of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or a combination of such Securities (the “Units”).

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Common Stock is to be issued under the Certificate of Incorporation of the Company (the “Certificate of Incorporation”). Each series of Preferred Stock is to be issued under the Certificate of Incorporation and a certificate of designation to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware in accordance with Section 151 of the Delaware General Corporation Law (each a “Certificate of Designation”). The Depositary Shares are to be issued under one or more deposit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Deposit Agreement”). The Senior Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.5 to the Registration Statement, with appropriate insertions (the “Senior Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Senior Trustee”). The Subordinated Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.6 to the Registration Statement, with appropriate insertions (the “Subordinated Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Subordinated Trustee”). The Warrants are to be issued under warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Warrant Agreements”). The Purchase Contracts are to be issued under one or more purchase contract agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Purchase Contract Agreements”). The Units are to be issued under one or more unit purchase agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Unit Purchase Agreements”). The Certificate of Incorporation, each Certificate of Designation, each Deposit Agreement, the Senior Indenture, any supplements thereto, the Subordinated Indenture, any supplements thereto, each Warrant Agreement, each Purchase Contract Agreement and each Unit Purchase Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors of the Company (the “Board of Directors”), or a committee thereof or officers of the Company to whom such authority has been properly delegated by the Board of Directors, will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance.

We have examined or are otherwise familiar with the Certificate of Incorporation and the Bylaws of the Company (the “Bylaws”), each as currently in effect, the Registration Statement, the form of Senior Indenture, the form of Subordinated Indenture and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion and have reviewed such matters of law as we have deemed relevant hereto.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the due execution, registration of issuance and delivery of certificates representing such Common Stock against payment of the agreed-upon consideration therefor, upon exchange for or upon conversion in accordance with the terms of Debt Securities or Preferred Stock, or upon the exercise or otherwise upon the fulfillment of Warrants, Purchase Contracts or Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, and (d) in the case of Common Stock issuable in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 2, 6, 7, 8, 9 or 10 hereof (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable;

2. with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the due authorization, execution, acknowledgement, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of a Certificate of Designation in respect of such Preferred Stock, (d) the due execution, registration of issuance, and delivery of certificates representing such Preferred Stock against payment of the agreed-upon consideration therefor, upon fulfilment of Depositary Shares, upon exchange for or upon conversion in accordance with the terms of Debt Securities, or upon the exercise or otherwise upon the fulfillment of Warrants, Purchase Contracts or Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, and (e) in the case of Preferred Stock issuable in connection with Depositary Shares, in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Depositary Shares, Debt Securities, Purchase Contracts, Warrants or Units referred to in paragraph 3, 6, 7, 8, 9 or 10 hereof (as the case may be), such Preferred Stock will be duly and validly issued, fully paid, and nonassessable;

3. with respect to any Depositary Shares, upon (a) the completion of all required Corporate Proceedings, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the due authorization, execution, and delivery of a Deposit Agreement in respect of such Depositary Shares, (d) the due authorization, execution, acknowledgement, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of a Certificate of Designation in respect of the Preferred Stock represented by such Depositary Shares, (e) the due execution, registration of issuance, and delivery of certificates representing such Preferred Stock to the depositary or custodian for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Company in the name of such depositary or custodian, or its nominee, (f) the due execution, registration of issuance, and delivery of depositary receipts evidencing such Depositary Shares pursuant to such Deposit Agreement against payment of the agreed-upon consideration therefor, upon exchange for or upon conversion in accordance with the terms of Debt Securities, or upon the exercise or otherwise upon the fulfillment of Warrants, Purchase Contracts or Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, and (g) in the case of Depositary Shares issuable in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 6, 7, 8, 9 or 10 (as the case may be), such Deposit Agreement will constitute a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement;

4. upon the due authorization, execution and delivery of the Senior Indenture by the Company and the Senior Trustee, the Senior Indenture will be a valid and binding obligation of the Company;

5. upon the due authorization, execution and delivery of the Subordinated Indenture by the Company and the Subordinated Trustee, the Subordinated Indenture will be a valid and binding obligation of the Company;

6. with respect to any Senior Debt Securities, upon (a) the due authorization, execution and delivery by the Company and the Senior Trustee of the Senior Indenture and any applicable supplement thereto related to the Senior Debt Securities, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the completion of all required Corporate Proceedings, (d) the due execution and delivery by the Company of such Senior Debt Securities to the purchasers thereof upon payment of the agreed-upon consideration therefor, or upon the exercise or otherwise upon the fulfillment of Warrants, Purchase Contracts or Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, (e) the due authentication by the Senior Trustee of such Senior Debt Securities pursuant to the Senior Indenture, and (f) in the case of Senior Debt Securities issuable upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 8, 9 or 10 hereof (as the case may be), such Senior Debt Securities will be valid and binding obligations of the Company;

7. with respect to any Subordinated Debt Securities, upon (a) the due authorization, execution and delivery by the Company and the Subordinated Trustee of the Subordinated Indenture and any applicable supplement thereto related to the Subordinated Debt Securities, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the completion of all required Corporate Proceedings, (d) the due execution and delivery by the Company of such Subordinated Debt Securities to the purchasers thereof upon payment of the agreed-upon consideration therefor, or upon the exercise or otherwise upon the fulfillment of Warrants, Purchase Contracts or Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, (e) the due authentication by the Subordinated Trustee of such Subordinated Debt Securities pursuant to the Subordinated Indenture, and (f) in the case of Subordinated Debt Securities issuable upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 8, 9 or 10 hereof (as the case may be), such Subordinated Debt Securities will be valid and binding obligations of the Company;

8. with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the due authorization, execution and delivery of a Warrant Agreement pursuant to which such Warrants are to be issued, (d) the due execution, registration of issuance, and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement against payment of the agreed-upon consideration therefor, or upon the exercise or otherwise upon the fulfillment of Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, and (e) in the case of Warrants issued as a component of Units, the completion of the actions in respect of such Units referred to in paragraph 10 hereof, such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such Warrants will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement;

9. with respect to Purchase Contracts, upon (a) the completion of all required Corporate Proceedings, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the due authorization, execution, and delivery of a Purchase Contract Agreement in respect of such Purchase Contracts, (d) the due execution, registration of issuance, and delivery of certificates evidencing Purchase Contracts pursuant to such Purchase Contract Agreement, (e) the due authentication by the purchase contract agent under such Purchase Contract Agreement of such certificates, and due execution of each such certificate by the holder thereof or by the purchase contract agent as attorney-in-fact for such holder against payment of the agreed-upon consideration therefor, or upon the exercise or otherwise upon the fulfillment of Units, as the case may be, in accordance with any relevant agreements and such Corporate Proceedings, and (f) in the case of Purchase Contracts issued as a component of Units, the completion of the actions in respect of such Units referred to in paragraph 10 hereof, such Purchase Contract Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Purchase Contracts will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Purchase Contract Agreement; and

10. with respect to Units, upon (a) the completion of all required Corporate Proceedings, (b) the Company obtaining any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities, (c) the due authorization, execution, and delivery of a Unit Purchase Agreement in respect of such Units, (d) if such Units will be evidenced by certificates, the due execution, registration of issuance, and delivery of such certificates pursuant to such Unit Purchase Agreement against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such Corporate Proceedings, and (e) the completion of the actions in respect of any Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and/or Purchase Contracts comprising such Units referred to in paragraphs 1, 2, 3, 6, 7, 8 and/or 9 hereof (as the case may be), such Unit Purchase Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Units (if applicable) will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Unit Purchase Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in the law or in the Certificate of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and (ii) no relevant Corporate Proceedings or other corporate actions will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto, (g) the Company will have received legally sufficient consideration for all Securities, (h) each party to any Securities or Governing Documents (other than the Company) will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (l) any Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (m) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (n) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law, and (o) the Securities will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders thereof.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (f) that New York law has been or will be chosen to govern each Deposit Agreement, the Senior Indenture, the Subordinated Indenture, each Warrant Agreement, each Purchase Contract Agreement and each Unit Purchase Agreement, and all Securities issued thereunder and/or certificates evidencing such Securities.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency, or any provision that provides for rights or remedies upon a change in the composition of the Board of Directors of the Company.

Our opinions set forth herein are limited to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Joshua L. Colburn
Joshua L. Colburn